SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) May 5, 1998



                         BUTLER NATIONAL CORPORATION
            (Exact name of Registrant as specified in its charter)

       Delaware                     0-1678                   41-0834293
(State of incorporation)   (Commission File Number)       (I.R.S. Employer
                                                         Identification No.)



               11920 West 161st Street, Olathe, Kansas  66062
              (Address of Principal Executive Office)(Zip Code)

      Registrant's telephone number, including area code:  (913) 780-9595

  Former Name, former address and former fiscal year if changed since last report: Butler National Corporation
           1546 East Spruce Road
           Olathe, Kansas  66061
           Fiscal Year 1997




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Item 9.  Sales of Equity Securities Pursuant to Regulation S.

          On April 30, 1998, the Company issued 214,634 shares of common stock, $.01 par value, for the redemption and interest on the convertible debenture in the amount of $100,000. The shares were issued to an accredited investor. The transaction was executed in reliance upon the exemption from registration afforded by Regulation S as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended.

          On May 5, 1998, the Company reported the status of the $1,000 Series B 6% Cumulative Convertible Preferred Stock since March 17, 1998. The Company issued 99,261 shares of commons stock, $.01 par value, for $50,000 face value of the $1,000 Series B 6% Preferred Stock. The shares were issued to accredited investors. The transactions were executed in reliance upon the exemption from registration afforded by Regulation S as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended.


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                                  Signatures


Pursuant to the requirements of the Securities & Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Butler National Corporation
     (Registrant)




May 5, 1998                 /S/Clark D. Stewart
  (Date)                    Clark D. Stewart, President
                            and Chief Executive Officer


May 5, 1998                 /S/Edward J. Matukewicz
  (Date)                    Edward J. Matukewicz, Treasurer
                            and Chief Financial Officer